Exhibit 5.1

Our ref: DTP/685602-000004/21725907v4

Biohaven Pharmaceutical Holding Company Ltd.

Kingston Chambers

PO Box 173

Road Town

Tortola

British Virgin Islands

3 April 2018

Dear Sirs

Biohaven Pharmaceutical Holding Company Ltd. (the “Company”)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form S-1 (registration number [•]), such form including all amendments or supplements to such form filed with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “US Act”) being hereafter referred to as the “Registration Statement”, relating to the registration of the sale of 2,000,000 common shares of no par value in the Company (the “Shares”) by the selling shareholders listed in the Registration Statement.

1                                         Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1                               The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry of Corporate Affairs”) on 3 April 2018, including the Company’s Certificate of Incorporation and its Memorandum and Articles of Association (the “Memorandum and Articles”).

1.2                               The records of proceedings on file with and available for inspection on 3 April 2018 at the British Virgin Islands High Court Registry (the “High Court Registry”).

1.3                               The minutes of the meeting of the board of directors of the Company held on 9 March 2018 (the “Resolutions”).

1.4                               A Certificate of Incumbency dated 29 March 2018, issued by Maples Corporate Services (BVI) Limited, the Company’s registered agent (a copy of which is attached as Annexure A) (the “Registered Agent’s Certificate”).

1.5                               A certificate from a director of the Company (a copy of which is attached as Annexure B) (the “Director’s Certificate”).

1.6                               The register of members of the Company (a copy of which is attached as Annexure C) as maintained by American Stock Transfer & Trust Company LLC (the “Register of Members”).

1.7                               The Registration Statement.

2                                         Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter.  These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter.  In giving the following opinions we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Registered Agent’s Certificate, the Director’s Certificate and the Register of Members.  We have also relied upon the following assumptions, which we have not independently verified:

2.1                               Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2                               All signatures, initials and seals are genuine.

2.3                               All public records of the Company which we have examined are accurate and the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and that such information has not since then been altered.

2.4                               There is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations as contemplated by the Resolutions.

2.5                               The Memorandum and Articles remain in full force and effect and are unamended.

2.6                               The Resolutions were signed by all the directors in the manner prescribed in the Memorandum and Articles of the Company, including as to the disclosure of any director’s interests in the  transaction, and have not been amended, varied or revoked in any respect.

2.7                               The members of the Company (the “Members”) have not restricted or limited the powers of the directors of the Company in any way.

2.8                               The directors of the Company at the date of the Resolutions and at the date of this certificate were and are, Declan Doogan, Vladimir Coric, Greg Bailey, John Childs, Albert Cha, Eric Aguiar and Julia Gregory.

2.9                               The minute book and corporate records of the Company as maintained at its registered office in the British Virgin Islands and on which the Registered Agent’s Certificate were prepared are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Members and directors (or any committee thereof) (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written resolution or consent, as the case may be.

2.10                        No invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any of the Shares.

2.11                        The Company has received money or money’s worth in consideration for the issue of the Shares, and none of the Shares were or will be issued for less than par value.

2.12                        The Company is not a sovereign entity of any state and is not a subsidiary, direct or indirect of any sovereign entity or state.

2.13                        There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.

2.14                        The completeness and accuracy of the Register of Members.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion.

3                                         Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               The issue of the Shares by the Company as contemplated by the Resolutions was authorised.

3.2                               The Shares were issued as fully paid and non-assessable.

4                                         Qualifications

The opinions expressed above are subject to the following qualifications:

4.1                               We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-British Virgin Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them.

4.2                               Under section 42 of the Act, the entry of the name of a person in the register of members of a company as a holder of a share in a company is prima facie evidence that legal title in the share vests in that person.  A third party interest in the shares in question would not appear.  An entry in the register of members may yield to a court order for rectification (for example, in the event of inaccuracy or omission).

4.3                               Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.4                               In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters.  We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the transaction and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or part) to any other person without our prior written consent.

Yours faithfully

/s/ Maples and Calder
Maples and Calder

Annexure A

Registered Agent’s Certificate

Annexure B

Director’s Certificate

Annexure C

Register of Members